Exhibit 99.1

Monster Worldwide Reports Second Quarter 2006 Results

Total Revenue Increases 36% to $296 Million

Monster Revenue Grows 39% to $275 Million

Diluted Earnings per Share from Continuing Operations of $0.31 on $41 Million of Income from Continuing Operations

 Net Cash Increases to $449 Million, an Improvement of $87 Million from the Prior Quarter

New York, July 26, 2006— Monster Worldwide, Inc. (NASDAQ:MNST) today reported financial results for the second quarter and six months ended June 30, 2006.

“We are very pleased to report outstanding second quarter financial results and an improved outlook for the full year. Monster’s significant revenue growth, strong earnings and healthy cash flow clearly reflect the successful execution of Monster Worldwide’s key strategic priorities,” said Andrew J. McKelvey, Chairman and Chief Executive Officer, of Monster Worldwide. “All of our business units made solid contributions to the quarter’s strength.  Monster Careers North America continued to serve as the cornerstone of our growth, delivering a 29% increase in revenue again this quarter, while our International operations and Internet Advertising and Fees business were truly standout performers with year over year revenue growth of 62% and 46%, respectively. The sale of the TMP Advertising & Communications business in Europe during the quarter enabled us to further tighten our focus on profitably expanding the Monster business globally. Our operating efficiency and the scale of our business supported continued margin expansion even as we prudently invested in sales, product and marketing initiatives to drive sustained long-term growth.”  Mr. McKelvey added, “In the US, we are particularly excited about the opportunities created by our new partnership with Philadelphia Media Holdings, owners of the hometown newspapers and leading local online site serving Philadelphia, the nation’s fourth largest metropolitan market. This initiative reflects Monster’s broad commitment to expanding the online recruitment market by partnering with recognized market leaders.  The Philadelphia partnership combines a strong and very local media presence with the industry’s most recognized and effective online recruitment products and services, allowing us together to serve more employers and job seekers more effectively.”

Second Quarter 2006 Results

Total revenue grew 36% to $295.8 million in the 2006 second quarter from $217.0 million in the second quarter of 2005.  Results exclude the TMP Worldwide Advertising & Communications businesses in Europe, which were sold in the second quarter.  Monster revenue increased 39% to $275.2 million compared to $198.1 million in last year’s comparable quarter.  Organic revenue growth for the Company and Monster was 33% and 35% respectively, in the second quarter year to year.

Monster Careers revenue increased 38% to $237.2 million compared to $172.0 million in the second quarter of 2005.  Internet Advertising & Fees revenue grew 46% to $38.0 million versus the $26.1 million reported in last year’s comparable quarter.  Advertising & Communications revenue, which now includes only results from North America, grew to $20.6 million, a 9% increase over the second quarter of 2005.

Monster’s deferred revenue balance at June 30, 2006 was $349.0 million, representing a 43% gain over the $244.6 million balance at the end of the 2005 second quarter.

Income from continuing operations was $40.9 million while diluted earnings per share from continuing operations were $0.31 in the second quarter of 2006.  Net income for the second quarter of 2006 was $39.6 million, with diluted earnings per share of $0.30.

At June 30, 2006, the Company’s net cash position was $449.2 million compared with $273.3 million at December 31, 2005.   In the second quarter of 2006, Monster Worldwide repurchased 114,584 shares of common stock for $5.9 million.  An additional

500,000 shares of common stock were repurchased during the quarter upon settlement of the previously disclosed structured stock repurchase transaction.

Six Months 2006 Results

Monster Worldwide reported total revenue of $572.8 million for the six months ended June 30, 2006 compared to $426.3 million last year, a 34% increase. Monster grew revenue 37% to $532.2 million compared with $387.6 million in the 2005 period.  Monster Worldwide reported income from continuing operations of $77.4 million, or $0.59 per diluted share.  Net income for the first six months of 2006 was $81.9 million and diluted earnings per share, including the results of discontinued operations, were $0.62.

Important Disclosure Related to Historical Stock Option Grant Review

As previously disclosed on June 12, 2006, a committee of independent members of the Board of Directors, with assistance of outside legal counsel, has been conducting an internal review and analysis of all stock options previously issued by Monster Worldwide.  In further press releases dated June 12, 2006 and June 14, 2006, the Company announced that the U.S. Attorney’s Office and the SEC, respectively, were conducting informal investigations of the Company’s past stock option grants. In a Form 8-K filed on July 12, 2006, the Company discussed three pending shareholder derivative suits filed against the Company.

On July 11, 2006, Monster Worldwide stated that while the review is in its early stages, the Company believes it may need to restate its financial statements for the year ended December 31, 2005 and prior years to record non-cash charges for compensation expense relating to various stock option grants.  The Company has not determined which historical financial statements may be restated, the magnitude of the restatement, or the tax impact that may result from the matter.  However, the Company believes a potential restatement would not have a material impact on 2006 earnings.  On July 26, 2006, the Company filed a Form 8-K stating that investors should exercise caution in relying on the historical financial statements.  Due to the ongoing independent review and the potential impact of stock based compensation expense and related tax matters in prior periods, the Company is not providing full comparative GAAP financial results for the three and six months ended June 30, 2005, and is providing only selected cash flow and balance sheet data for 2006.  In addition, it is likely that the Company will not be in a position to file its Quarterly Report on Form 10-Q for the quarter ended June 30, 2006 on a timely basis pending the completion of the independent review.

Recent Developments

•                  Monster and Philadelphia Media Holdings, LLC Announce Strategic Alliance

Monster Worldwide and the new owner of the Philadelphia Inquirer, Philadelphia Daily News and philly.com announced a strategic alliance to deliver online and offline recruitment services to employers and job seekers in the nation’s fourth largest metropolitan market. The new co-branded web site will provide Delaware Valley area employers access to a broader set of online recruitment tools to more efficiently find and retain talent as well as a full spectrum of hiring solutions. Local market job seekers will benefit from a more compelling job search experience, enhanced career assistance resources and a larger array of job opportunities.

•                  Monster Worldwide Names Additional Independent Director to Board

On July 11, Monster Worldwide’s Board of Directors elected Sal Iannuzzi, President and Chief Executive Officer of Symbol Technologies, Inc. as a member of the board. Mr. Iannuzzi is recognized for providing operational best practices in his tenure in leadership positions in finance and corporate administration with several Wall Street firms. He possesses significant corporate governance expertise and has experience working with federal and state regulators and government agencies.  With the appointment of Mr. Iannuzzi, six of the Company’s eight board members are independent.

•                  Company Sells TMP Worldwide Advertising & Communications Businesses in Europe

As part of the ongoing assessment of its operations, during the second quarter the Company sold its TMP Advertising & Communications businesses located in the UK, Ireland and Spain. These transactions, have allowed Monster Worldwide to focus its resources on the expansion and growth of Monster across local and international markets. The impact of the sales and the operating results of these businesses have been recorded as discontinued operations in the second quarter of 2006, and prior years results have been similarly reclassified.  Selected historical unaudited non-GAAP results of the disposed businesses are available on Monster Worldwide’s investor relations website at www.monsterworldwide.com/ir.

•                  Monster Expands Internet Advertising & Fees Business with Acquisition of PWP, LLC

In May, Monster expanded its presence in the online advertising and education markets with the acquisition of PWP, LLC, a leading publisher of directory websites in the education field, currently the largest advertising category for this segment. Monster intends to leverage its advertising sales operations, ad serving platform and existing client relationships to further develop PWP’s directory businesses which connect prospective students with schools and colleges. This business has been integrated into Monster Worldwide’s Internet Advertising & Fees segment alongside FastWeb, Monsterlearning and other online media and education related properties.

Business Outlook

The following forward-looking statements reflect Monster Worldwide’s expectations as of July 26, 2006.  These expectations do not include the effect of any future acquisitions or dispositions, the outcome of the ongoing investigations or litigations relating to past stock options grants, or factors outside of our control, which may have an impact on future financial results and are subject to the Special Note regarding forward-looking statements elsewhere in this release.

$’s in millions, except per share amounts	Third Quarter 2006	Full Year 2006

Total revenue	$300-$306	$1,175-$1,200
Monster revenue	$280-$285	$1,095-$1,115

Diluted EPS from continuing operations	$0.32-$0.33	$1.26-$1.30

Supplemental Financial Information

The Company has made available certain supplemental financial information, in a separate document that can be accessed directly at http://www.monsterworldwide.com/Q206.pdf or through the Company’s Investor Relations website at http://ir.monsterworldwide.com.

Conference Call Information

Second quarter 2006 results will be discussed on Monster Worldwide’s quarterly conference call taking place on July 26, 2006 at 10:00 AM EDT.  To join the conference call, please dial in on (888) 551-5973 at 9:50 AM EDT and referencing conference ID#: 2261700.   For those outside the United States, please call in on 706-643-3467 using referencing conference ID#: 2261700.  The call will begin promptly at 10:00 AM EDT.  Individuals can also access Monster Worldwide’s quarterly conference call online through the Investor Relations section of the Company’s website at www.monsterworldwide.com.  For a replay of the call, please dial (800) 642-1687 or for outside the US dial (706) 645-9291 and use reference ID # 2261700.  This number is valid until midnight on August 2, 2006.

Contacts

Investors and Media:   Robert Jones, (212) 351-7032, bob.jones@monsterworldwide.com

Media: Kathryn Burns, (212) 351-7063, kathryn.burns@monsterworldwide.com

About Monster Worldwide

Founded in 1967, Monster Worldwide, Inc. is the parent company of Monster®, the leading global online careers and recruitment resource.  The company also owns TMP Worldwide, one of the largest Recruitment Advertising agencies in North America.  Headquartered in New York with approximately 4,800 employees in 24 countries, Monster Worldwide (NASDAQ: MNST) is a member of the S&P 500 Index and the NASDAQ 100.  More information about Monster Worldwide is available at www.monsterworldwide.com.

Note on Discontinued Operations

On May 10, 2006 the Company sold its TMP Worldwide Advertising and Communications businesses in the United Kingdom and Ireland.  In a separate transaction, the Company sold its recruitment advertising agency in Spain.  Accordingly, all of the operating results of such businesses have been reclassified to discontinued operations for all periods presented.

Notes Regarding the Use of Non-GAAP Financial Measures

Monster Worldwide, Inc. (the “Company”) has provided certain non-GAAP financial information as additional information for its operating results.  These measures are not in accordance with, or an alternative for, generally accepted accounting principles (“GAAP”) and may be different from non-GAAP measures reported by other companies.  The Company believes that its presentation of non-GAAP measures, such as operating income before depreciation and amortization and net cash provides useful information to management and investors regarding certain financial and business trends relating to its financial condition and results of operations.  In addition, the Company’s management uses these measures for reviewing the financial results of the Company and for budgeting and planning purposes.

Operating income before depreciation and amortization is defined as income from operations before depreciation, amortization of intangible assets and amortization of stock based compensation. The Company considers operating income before depreciation and amortization to be an important indicator of its operational strength. This measure eliminates the effects of depreciation, amortization of intangible assets and amortization of stock based compensation from period to period, which the Company believes is useful to management and investors in evaluating its operating performance.  Operating income before depreciation and amortization is a non-GAAP measure and may not be comparable to similarly titled measures reported by other companies.

Net cash is defined as cash and cash equivalents plus marketable securities, less total debt.  The Company considers net cash to be an important measure of liquidity and an indicator of its ability to meet its ongoing obligations.  The Company also uses net cash, among other measures, in evaluating its options for capital deployment.  Net cash presented herein is a non-GAAP measure and may not be comparable to similarly titled measures used by other companies.

Special Note:  Except for historical information contained herein, the statements made in this release constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.  Such forward-looking statements involve certain risks and uncertainties, including statements regarding the Company’s strategic direction, prospects and future results. Certain factors, including factors outside of our control, may cause actual results to differ materially from those contained in the forward-looking statements, including economic and other conditions in the markets in which we operate, risks associated with acquisitions, competition, seasonality and the other risks discussed in our Form 10-K and our other filings made with the Securities and Exchange Commission, which discussions are incorporated in this release by reference.

MONSTER WORLDWIDE, INC.

UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

	Three Months	Six Months
	Ended June 30,	Ended June 30,
	2006	2006

Revenue	$295,800	$572,753

Salaries and related	111,925	216,003
Office and general	47,969	98,925
Marketing and promotion	73,404	139,375
Total operating expenses	233,298	454,303

Operating income	62,502	118,450

Interest and other, net	4,144	7,524

Income from continuing operations before income taxes and equity interest	66,646	125,974

Income taxes	23,418	45,100
Losses in equity interest	(2,284)	(3,525)

Income from continuing operations	40,944	77,349

Income (loss) from discontinued operations, net of tax	(1,327)	4,530

Net income	$39,617	$81,879

Basic earnings per share:

Earnings per share from continuing operations	$0.32	$0.61
Income (loss) per share from discontinued operations, net of tax	(0.01)	0.04
Basic earnings per share*	$0.31	$0.64

Diluted earnings per share:

Earnings per share from continuing operations	$0.31	$0.59
Income (loss) per share from discontinued operations, net of tax	(0.01)	0.03
Diluted earnings per share	$0.30	$0.62

Weighted average shares outstanding:

Basic	128,551	127,662

Diluted	132,009	131,390

Operating income before depreciation and amortization:

Operating income	$62,502	$118,450
Depreciation and amortization of intangibles	11,886	22,232
Amortization of stock based compensation	3,538	5,606

Operating income before depreciation and amortization	$77,926	$146,288

 * - Earnings per share for the six months ended June 30, 2006 does not add due to rounding.

MONSTER WORLDWIDE, INC.
SELECTED CASH FLOW AND BALANCE SHEET DATA
(unaudited, in thousands)

	Three Months Ended June 30,	Three Months Ended March 31,	Six Months Ended June 30,
	2006	2006	2006
Selected Cash Flow Data: provided by (used for)

Depreciation and amortization of intangible assets	$11,886	$10,346	$22,232

Capital expenditures	(16,127)	(10,148)	(26,275)
Changes in marketable securities, net	(202,236)	(96,989)	(299,225)
Payments for acquisitions and intangible assets, net of cash acquired	(24,312)	(23,655)	(47,967)
Cash funded to equity investee	(4,800)	—	(4,800)
Net proceeds from sale of businesses	32,950	—	32,950
Investment in unconsolidated affiliate	—	(19,936)	(19,936)

Proceeds from employee stock options	31,571	59,594	91,165
Repurchase of common stock	(5,879)	(8,537)	(14,416)
Structured stock repurchase, net	—	(22,758)	(22,758)

	June 30, 2006	March 31, 2006	December 31, 2005
Selected Balance Sheet Data:

Cash and cash equivalents	$47,059	$166,035	$196,597

Marketable securities	422,972	221,019	123,747

Deferred revenue	350,671	345,040	328,902

Debt	20,820	24,882	47,056

MONSTER WORLDWIDE, INC.

UNAUDITED OPERATING SEGMENT INFORMATION

(in thousands)

	MONSTER
Three Months Ended June 30, 2006	Careers- North America	Careers- International	Internet Advertising & Fees	Total	Advertising & Communications	Corporate Expenses	Total

Revenue	$162,816	$74,374	$37,979	$275,169	$20,631		$295,800
Operating income	56,039	2,191	12,637	70,867	2,486	$(10,851)	62,502
OIBDA	61,534	7,121	14,263	82,918	3,765	(8,757)	77,926

Operating margin	34.4%	2.9%	33.3%	25.8%	12.0%		21.1%
OIBDA margin	37.8%	9.6%	37.6%	30.1%	18.2%		26.3%

	MONSTER
Six Months Ended June 30, 2006	Careers- North America	Careers- International	Internet Advertising & Fees	Total	Advertising & Communications	Corporate Expenses	Total

Revenue	$322,814	$138,965	$70,426	$532,205	$40,548		$572,753
Operating income	111,239	3,301	22,245	136,785	4,184	$(22,519)	118,450
OIBDA	120,592	12,065	25,948	158,605	6,494	(18,811)	146,288

Operating margin	34.5%	2.4%	31.6%	25.7%	10.3%		20.7%
OIBDA margin	37.4%	8.7%	36.8%	29.8%	16.0%		25.5%

Historical Revenue:

Three Months Ended June 30, 2005	$126,152	$45,880	$26,059	$198,091	$18,932	$—	$217,023

Six Months Ended June 30, 2005	$249,708	$87,097	$50,820	$387,625	$38,694	$—	$426,319